EXHIBIT 23.4

               Consent of Independent Certified Public Accountants


We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement on Form SB-2 of our report dated April 21, 2006 relating to the financial statements of Changes in L'Attitudes, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.


Pender Newkirk & Company, LLP
Certified Public Accountants
Tampa, Florida
September 8, 2006


               Consent of Independent Certified Public Accountants


We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement on Form SB-2 of our report dated May 1, 2006 relating to the combined financial statements of Island Resort Tours, Inc and International Travel and Resorts, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


Pender Newkirk & Company, LLP
Certified Public Accountants
Tampa, Florida
September 8, 2006